Exhibit 99.1

Press Release – For Immediate Release

October 19, 2026

Muncy Columbia Financial Corporation Announces Third Quarter 2026 Earnings

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (“Bank”), has released its unaudited consolidated financial results for the third quarter of 2026.

Unaudited Financial Information

Net income, as reported under accounting principles generally accepted in the United States of America (“GAAP”), for the third quarter 2026 was $6,043,000, or $0.57 per share, compared to $6,719,000, or $0.63 per share, for the third quarter 2025. Net income, as reported under GAAP, for the nine months ended September 30, 2026 was $20,354,000, or $1.92 per share, compared to $16,832,000, or $1.59 per share for the same period in 2025. Return on average assets and return on average equity were 1.42% and 11.97%, respectively, for the third quarter 2026 as compared to 1.63% and 14.81%, respectively, for the third quarter 2025.

Net interest income of $17,633,000 for the third quarter 2026 increased $1,982,000 from the third quarter 2025 amount of $15,651,000, reflecting an increase in total interest and dividend income of $1,365,000 and a decrease of $617,000 in total interest expense. The fully-tax equivalent net interest margin was 4.54% for the third quarter 2026 as compared to 4.15% for the third quarter 2025.

For the third quarter 2026, a $942,000 provision for credit losses was recorded compared to a $479,000 provision for the third quarter 2025. The allowance for credit losses to total loans was 0.91% at September 30, 2026 and 0.85% at December 31, 2025.

Total non-interest income decreased $2,281,000 to $611,000 for the third quarter 2026, compared to the third quarter 2025 amount of $2,892,000. Realized losses on available-for-sale debt securities, net, totaled $2,404,000 for the third quarter 2026. No realized losses on available-for-sale debt securities were recognized during the third quarter 2025. During the third quarter 2026, the Corporation sold certain available-for-sale debt securities at a loss as part of a balance sheet repositioning strategy designed to improve the Corporation’s net interest margin and enhance future earnings potential. The securities sold generally carried substantially lower contractual yields relative to the yields available on comparable securities at the time of reinvestment. The proceeds from the sales were reinvested in higher-yielding securities, which management expects will contribute to improved interest income and net interest margin in future periods, subject to changes in market interest rates, deposit costs, balance sheet composition, and other factors affecting the Corporation’s net interest margin.

Total non-interest expense increased $70,000 from $9,978,000 for the third quarter 2025, to $10,048,000 for the third quarter 2026. Salaries and employee benefits expense of $5,417,000 for the third quarter 2026 increased $618,000 from $4,799,000 for the third quarter 2025. This increase was related to health insurance expenses associated with the Corporation’s partially self-funded health insurance plan which were $422,000 higher in the third quarter 2026 than the third quarter 2025, along with ongoing salary and wage increases for employees. The increase in salaries and employee benefits expense was partially offset by a decrease in professional fees of $164,000 due primarily to lower legal and consulting costs and a decrease in other non-interest expense of $351,000 due primarily to lower overall marketing and advertising costs comparing the third quarter 2026 to the third quarter 2025.

Total assets amounted to $1,688,153,000 at September 30, 2026, as compared to $1,673,199,000 at December 31, 2025. For the nine months ended September 30, 2026, cash and cash equivalents decreased $12,780,000 and loans receivable held for investment increased by $30,783,000. Total liabilities amounted to $1,495,117,000 at September 30, 2026, as compared to $1,480,658,000 at December 31, 2025. Total deposits increased $59,087,000 while short-term borrowings decreased $4,938,000 and long-term borrowings decreased $40,584,000 during the nine months ended September 30, 2026. During the second quarter 2026, the Corporation prepaid, in full, its outstanding long-term FHLB borrowings.

Total non-performing assets amounted to $11,272,000 or 0.67% of total assets at September 30, 2026, as compared to $11,978,000 or 0.72% of total assets at December 31, 2025. The decrease in non-performing assets was primarily attributable to a decrease in non-accrual loans from $11,523,000 at December 31, 2025, to $10,325,000 at September 30, 2026.

Total stockholders’ equity equated to a book value per share of $18.18 at September 30, 2026, as compared with $18.15 at December 31, 2025. For the third quarter 2026 total cash dividends of $0.155 per share were declared as compared to $0.150 for the same period of 2025. For the nine months ended September 30, 2026, total cash dividends of $0.797 per share were declared as compared to $0.617 for the same period of 2025, which included the impact of special one-time dividends of $0.333 per share and $0.167 per share for the nine months ended September 30, 2026 and 2025, respectively. The Corporation remains well capitalized, with an equity to assets ratio of 11.43% at September 30, 2026, as compared to 11.51% at December 31, 2025.

Stock Split

On April 23, 2026, the Corporation’s Board of Directors declared a three-for-one stock split in the form of a 200% stock dividend on its outstanding shares of common stock. Each shareholder of record as of the close of business on May 7, 2026 received two additional shares of common stock for each share then held, effective May 15, 2026. The dividend was paid in authorized but unissued shares of common stock of the Corporation. The par value of the Corporation's stock was not affected by the split and remained at $1.25 per share. All share and per share amounts reported in this press release have been adjusted to reflect the three-for-one stock split.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation (“MCFC”) is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.

Muncy Columbia Financial Corporation

Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Data) (Unaudited)	September 30, 2026	December 31, 2025
ASSETS
Cash and due from banks	$14,540	$12,828
Interest-bearing deposits in other banks	21,220	35,712
Total cash and cash equivalents	35,760	48,540

Available-for-sale debt securities, at fair value	324,860	327,245
Marketable equity securities, at fair value	1,647	1,411
Restricted investment in bank stocks, at cost	3,835	5,412
Loans held for sale	2,239	847

Loans receivable	1,208,364	1,177,581
Allowance for credit losses	(11,032)	(9,959)
Loans, net	1,197,332	1,167,622

Premises and equipment, net	26,196	26,263
Foreclosed assets held for sale	801	320
Accrued interest receivable	5,801	5,063
Bank-owned life insurance	41,428	41,740
Investment in limited partnerships	3,786	4,346
Deferred tax asset, net	7,791	5,992
Goodwill	25,609	25,609
Other intangible assets, net	6,680	8,042
Other assets	4,388	4,747
TOTAL ASSETS	$1,688,153	$1,673,199

LIABILITIES
Interest-bearing deposits	$1,198,095	$1,135,740
Noninterest-bearing deposits	273,744	277,012
Total deposits	1,471,839	1,412,752

Short-term borrowings	7,517	12,455
Long-term borrowings	—	40,584
Accrued interest payable	1,582	1,644
Other liabilities	14,179	13,223
TOTAL LIABILITIES	1,495,117	1,480,658

STOCKHOLDERS' EQUITY
Common stock, par value $1.25 per share; 15,000,000 shares authorized;
issued 10,924,389 and outstanding 10,615,664 at September 30, 2026;
issued 10,918,987 and outstanding 10,610,262 at December 31, 2025	13,656	4,807
Additional paid-in capital	74,992	83,720
Retained earnings	131,263	119,364
Accumulated other comprehensive loss	(15,568)	(4,043)
Treasury stock, at cost; 308,725 shares at September 30, 2026 and December 31, 2025	(11,307)	(11,307)
TOTAL STOCKHOLDERS' EQUITY	193,036	192,541
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,688,153	$1,673,199

* All share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

Muncy Columbia Financial Corporation

Consolidated Statements of Income

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In Thousands, Except Share and Per Share Data) (Unaudited)	2026	2025	2026	2025
INTEREST AND DIVIDEND INCOME
Interest and fees on loans:
Taxable	$20,326	$19,365	$59,313	$56,454
Tax-exempt	380	377	1,187	1,195
Interest and dividends on investment securities:
Taxable	2,194	1,497	6,229	3,905
Tax-exempt	844	864	2,578	2,584
Dividend and other interest income	120	151	394	484
Deposits in other banks	102	347	565	482
TOTAL INTEREST AND DIVIDEND INCOME	23,966	22,601	70,266	65,104

INTEREST EXPENSE
Deposits	6,239	6,255	18,183	18,093
Short-term borrowings	94	168	307	963
Long-term borrowings	—	527	931	1,721
TOTAL INTEREST EXPENSE	6,333	6,950	19,421	20,777

NET INTEREST INCOME	17,633	15,651	50,845	44,327

PROVISION FOR CREDIT LOSSES	942	479	1,405	843

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	16,691	15,172	49,440	43,484

NON-INTEREST INCOME
Service charges and fees	777	774	2,279	2,205
Interchange fees	659	671	1,948	1,967
Gain (loss) on sale of loans	128	186	(354)	340
Earnings on bank-owned life insurance	257	235	746	699
Gain on settlement of bank-owned life insurance claims	—	—	605	—
Brokerage	289	215	837	700
Trust	299	268	878	786
Gains on marketable equity securities	31	48	236	28
Realized losses on available-for-sale debt securities, net	(2,404)	—	(3,849)	(426)
Other non-interest income	575	495	2,335	1,275
TOTAL NON-INTEREST INCOME	611	2,892	5,661	7,574

NON-INTEREST EXPENSE
Salaries and employee benefits	5,417	4,799	16,330	16,103
Occupancy	669	644	2,085	2,004
Furniture and equipment	390	418	1,126	1,304
Pennsylvania shares tax	374	336	1,123	938
Professional fees	327	491	1,416	1,353
Director's fees	158	165	486	483
Federal deposit insurance	195	217	585	652
Data processing and telecommunications	973	877	2,814	2,794
Automated teller machine and interchange	152	230	454	595
Amortization of intangibles	454	511	1,362	1,532
Other non-interest expense	939	1,290	2,884	3,167
TOTAL NON-INTEREST EXPENSE	10,048	9,978	30,665	30,925

INCOME BEFORE INCOME TAX PROVISION	7,254	8,086	24,436	20,133
INCOME TAX PROVISION	1,211	1,367	4,082	3,301
NET INCOME	$6,043	$6,719	$20,354	$16,832

EARNINGS PER SHARE - BASIC AND DILUTED	$0.57	$0.63	$1.92	$1.59
WEIGHTED AVERAGE SHARES OUTSTANDING	10,614,065	10,605,026	10,612,212	10,601,738

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

	At or Three Months Ended (Unaudited)

(Dollars in Thousands, Except Per Share Data)	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025

Operating Highlights

Net income	$6,043	$7,155	$7,156	$7,393	$6,719
Net interest income	17,633	16,769	16,443	16,272	15,651
Provision (credit) for credit losses	942	394	69	(4)	479
Non-interest income	611	2,560	2,490	2,789	2,892
Non-interest expense	10,048	10,420	10,197	10,095	9,978

Balance Sheet Highlights

Total assets	$1,688,153	$1,672,332	$1,717,328	$1,673,199	$1,654,950
Loans, net and loans held for sale	1,199,571	1,197,277	1,172,517	1,168,469	1,160,829
Goodwill and other intangibles, net	32,289	32,743	33,197	33,651	34,142
Total deposits
Noninterest-bearing	$273,744	$277,392	$283,210	$277,012	$272,376
Savings	196,498	198,675	196,828	192,311	192,903
NOW	490,238	453,593	451,699	461,367	456,661
Money Market	119,398	113,486	127,633	104,726	107,853
Time Deposits	391,961	390,449	394,198	377,336	367,097
Total interest-bearing deposits	1,198,095	1,156,203	1,170,358	1,135,740	1,124,514
Core deposits (a)	1,079,878	1,043,146	1,059,370	1,035,416	1,029,793

Selected Ratios

Fully tax-equivalent net interest margin	4.54%	4.37%	4.33%	4.27%	4.15%
Annualized return on average assets	1.42%	1.70%	1.72%	1.77%	1.63%
Annualized return on average equity	11.97%	14.65%	14.83%	15.49%	14.81%

Capital Ratios - Journey Bank (b)

Common equity tier I capital ratio	17.11%	16.74%	16.29%	15.92%	15.69%
Tier 1 capital ratio	17.11%	16.74%	16.29%	15.92%	15.69%
Total risk-based capital ratio	18.18%	17.73%	17.26%	16.87%	16.70%
Leverage ratio	10.50%	10.22%	9.88%	9.93%	9.62%

Asset Quality Ratios

Non-performing assets	$11,272	$8,881	$9,360	$11,978	$15,536
Allowance for credit losses - loans	11,032	10,261	9,968	9,959	10,548
Allowance for credit losses to total loans	0.91%	0.85%	0.84%	0.85%	0.90%
Non-performing assets to total assets	0.67%	0.53%	0.55%	0.72%	0.94%

Per Share Data

Earnings per share	$0.57	$0.67	$0.67	$0.70	$0.63
Dividends declared per share (c)	0.155	0.155	0.487	0.150	0.150
Book value	18.18	18.72	18.10	18.15	17.39
Common stock price:
Bid	$29.50	$27.31	$21.97	$15.94	$16.45
Ask	33.00	27.73	23.57	19.85	16.67
Weighted average common shares	10,614,065	10,612,247	10,610,284	10,607,955	10,605,026

* All share and per share amounts have been adjusted to reflect the three-for-one stock split effective May 15, 2026.

(a) Core deposits are defined as total deposits less time deposits.

(b) Capital ratios for the most recent period are estimated.

(c) Includes special one-time cash dividend of $0.333 per share for the three months ended 3/31/2026.